Exhibit 99.1

AGREEMENT TO MERGE

This agreement to merge (this “Agreement”) is entered into on June 1, 2012, by and between TRILLACORPE Construction, LLC, a Michigan Limited Liability Company (TRILLACORPE), and Energy Edge Technologies Corp, a New Jersey corporation (EEDG).

RECITALS

TRILLACORPE and EEDG desire to merge TRILLACORPE into the EEDG stock trading symbol. TRILLACORPE will receive a share of equity ownership of EEDG common stock as set forth below, and as to be determined.

TRILLACORPE and EEDG have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement and contingent upon satisfaction of all final due diligence by both parties prior to closing of all terms and conditions of a final, binding agreement (Final Agreement).

AGREEMENT

THE PARTIES desire to make certain representations, warranties, and agreements in connection with completion of the proposed transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations, and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE MERGER

1.1  The Merger.  At the Closing of the Final Agreement to be written and agreed to by both parties, TRILLACORPE will receive a share of equity ownership of EEDG common stock in an amount to be determined.  Specific insiders and associates will contribute a negotiated amount of their shares of EEDG common stock towards the block given to TRILLACORPE to ensure TRILLACORPE will be the single largest EEDG shareholder.  .

1.2  Closing and Effective Time.  Subject to the provisions of this Agreement, the parties shall endeavor to hold a closing (the “Closing”) within 90 days of the execution of this Agreement.  The Closing will be on (i) the first business day on which the last of the conditions set forth in the Final Agreement to be fulfilled prior to the Closing is fulfilled or waived or (ii) at such time and place as the parties hereto may agree.  Such date shall be the date of Merger (the “Effective Time”).

1.3  Approval of Material Transactions.  All material transactions undertaken by EEDG during the 90 day due diligence period must be approved by TRILLACORPE including the issuance of shares, the signing of new contracts, vendor and contractor payments, and the raising of funds.

1.4  Expansion of Board of Directors and Officers  At the time of the Closing, the EEDG Board of Directors will be expanded to a three to five member Board and new officers of the company will be named.

 ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of EEDG.  EEDG represents and warrants to TRILLACORPE as follows:

(a)       Organization, Standing and Power.  EEDG is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)       Capital Structure.  As of the date of execution of this Agreement, the authorized capital stock of EEDG consists of 100,000,000 shares of Common Stock with a par value of $0.001 per share.  The shares to be issued pursuant to the Final Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of EEDG approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c)    Certificate of Incorporation, Bylaws.  The copies of the Articles of Incorporation and of the Bylaws of EEDG  will be delivered to TRILLACORPE and are true, correct and complete copies thereof.

(d)    Authority.  EEDG has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of EEDG.

(f)    Books and Records.  EEDG will make available for inspection by TRILLACORPE upon request all the PCAOB audited financials, all shareholder lists and all other records, financial and otherwise, of EEDG relating to the business of EEDG.  Such books and records of EEDG have been maintained in the ordinary course of business.  All documents to be furnished to TRILLACORPE by EEDG are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)    Compliance with Laws.  EEDG is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)    Dilutive Securities.  EEDG has no dilutive securities of any kind, including but not limited to warrants, options or employee stock options outstanding.

(i)    Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of EEDG, threatened against or affecting EEDG which is reasonably likely to have a material adverse effect on EEDG.

2.2    Representations and Warranties of TRILLACORPE.  TRILLACORPE represents and warrants to EEDG as follows:

(a)    Organization, Standing and Power.  TRILLACORPE is a corporation duly organized, validly existing and in good standing under the laws of Michigan and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)    Certificate of Incorporation, Bylaws and Minute Books.  Copies of the Certificate of Incorporation and of the other corporate documents of TRILLACORPE which will be delivered to EEDG are true, correct and complete copies thereof.

(d)    Authority.  TRILLACORPE has all requisite power to enter into this Agreement and has the requisite power and authority to consummate the transactions contemplated hereby.

(e)    Books and Records.  TRILLACORPE will make available for inspection by EEDG upon reasonable request all the books and records, relating to the business of TRILLACORPE.  Such books and records have been maintained in the ordinary course of business.  All documents furnished to EEDG by TRILLACORPE are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(f)    Compliance with Laws.  TRILLACORPE is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(g)    Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of TRILLACORPE threatened against or affecting TRILLACORPE, which is reasonably likely to have a material adverse effect on TRILLACORPE.

 2.3    Additional Representations and Warranties.

(a)    Shares Free and Clear.  The shares of EEDG are free and clear of any liens, claims, options, charges or encumbrances of any nature.

ARTICLE III
COVENANTS RELATING TO CONDUCT OF BUSINESS

RESERVED

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1    Access to Information.  Upon reasonable notice, EEDG and TRILLACORPE shall each afford to the officers, accountants, counsel and other representatives of the other company, access to all necessary information required to perform satisfactory due diligence.

4.2    Legal Conditions.  Each of EEDG and TRILLACORPE shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them.  Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by EEDG or TRILLACORPE in connection with the merger or the taking of any action contemplated thereby or by this Agreement.

ARTICLE V
CONDITIONS PRECEDENT

ARTICLE VI
TERMINATION AND AMENDMENT

6.1    Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)    by mutual consent of EEDG and TRILLACORPE;

(b)    by either EEDG or TRILLACORPE at any time and for any reason that is deemed material and necessary by either party.

6.2    Effect of Termination.  In the event of termination of this Agreement by either EEDG or TRILLACORPE as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto.  In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3    Amendment.  This Agreement may be amended by mutual agreement of EEDG and TRILLACORPE.  Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4    Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII
GENERAL PROVISIONS

7.1    Survival of Representations, Warranties and Agreements.  All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for as long as the applicable status of limitation shall remain open.

7.2    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  If to EEDG:

Energy Edge Technologies Corp.
1200 Route 22 East
Suite 2000
Bridgewater, NJ 08807

(b)  If to TRILLACORPE:

TRILLACORPE Construction, LLC
30100 Telegraph Road, Ste. 366
Bingham Farms, MI 48025

7.3    Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".  The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4    Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6    Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.  Each party hereby irrevocably submits to the jurisdiction of any New Jersey state court or any federal court in the State of New Jersey in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7    No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8    Publicity.  Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

7.9    Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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IN WITNESS WHEROF, this Agreement has been signed by the parties set forth below as of the date set forth above.

TRILLACORPE Construction, LLC ____________________________
Frank Campanaro, President
Energy Edge Technologies Corp.
_____________________________
Robert Holdsworth, President